EXHIBIT 21.01

SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, Inc.

AS OF DECEMBER 31, 2025

Percent
Name of Subsidiary	Owned
1560947 B.C. LTD., a British Columbia, Canada corporation	100%[1]

2M Lands, LLC, a North Carolina limited liability company	100%[2]

Alamo Gulf Coast Railroad Company, a Texas corporation	99.5%[3]

Alamo North Texas Railroad Company, a Texas corporation	99.5%[4]

Albert Frei & Sons, Inc., a Colorado corporation	100%[5]

American Aggregates Corporation, a North Carolina corporation	100%

American Materials Technologies, LLC, a Tennessee limited liability company	100%[6]

American Stone Company, a North Carolina corporation	50%[7]

AR & MJ Frei Limited Partnership, a Colorado limited liability partnership	100%[8]

Bahama Aggregates Company, LLC, a Delaware limited liability company	100%

Bahama Cement Company, a Liberian nonresident domestic corporation	100%[9]

Bahama Rock Limited, a Bahamas corporation	100%

Bluegrass – Blue Mount, LLC, a North Carolina limited liability company	100%[10]

Bluegrass Materials Company, LLC, a North Carolina limited liability company	100%[11]

Bluegrass-St. Marys, LLC, a North Carolina limited liability company	100%[12]

Brookhollow Corporation, a Delaware corporation	100%[13]

Campbell’s C-Ment Contracting, Inc., a Colorado corporation	100%[14]

Carolina Quarries, Inc., a Delaware corporation	100%[15]

CIG MC LLC, a Colorado limited liability company	100%

Creole Corporation, a Delaware corporation	100%[16]

FRI Ready Mix of Tennessee, LLC, a Florida limited liability company	100%[17]

Front Range Aggregates LLC, a Delaware limited liability company	100%

Granite Canyon Quarry, a Wyoming joint venture	100%[18]

Harding Street Corporation, a North Carolina corporation	100%

HSMM LLC, a North Carolina limited liability company	100%

Kent Sand & Gravel Company, LLC, a North Carolina limited liability company	100%[19]

Mardell Trucking Company, Inc., a North Carolina corporation	100%[20]

Marlin Acquisition Company 2, Inc., a Delaware corporation	100%

Martin Marietta ALTN Aggregates, Inc., a Tennessee corporation	100%[21]

Martin Marietta ALTN Holdings, Inc., a Delaware corporation	100%[22]

Martin Marietta Arizona, LLC, a North Carolina limited liability company	100%[23]

Martin Marietta Bluegrass, LLC, a North Carolina limited liability company	100%

Martin Marietta California A&P, LLC, a North Carolina limited liability company	100%[24]

Martin Marietta California Ready-Mix, LLC, a Delaware limited liability company	100%[25]

Martin Marietta Exchange Entity, LLC, a North Carolina limited liability company	100%

Martin Marietta Fleet Management LLC, a North Carolina limited liability company	100%[26]

Martin Marietta Funding LLC, a Delaware limited liability company	100%

Martin Marietta Inc., a North Carolina corporation	100%

Martin Marietta Kansas City, LLC, a Delaware limited liability company	100%[27]

Martin Marietta Magnesia Specialties, LLC, a Delaware limited liability company	100%

Martin Marietta Marine Finance, LLC, a California limited liability company	100%[28]

Martin Marietta Marine Operations, LLC, a California limited liability company	100%[29]

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation	100%

Martin Marietta Materials of Missouri, Inc., a North Carolina corporation	100%

Martin Marietta Materials Real Estate Investments, Inc., a North Carolina corporation	100%

Martin Marietta Materials Southwest, LLC, a Delaware limited liability company	100%

Martin Marietta Materials West Division, LLC, a North Carolina limited liability company	100%

Martin Marietta Northern California Aggregates, LLC, a Delaware limited liability company	100%[30]

Martin Marietta North Texas Cement, LLC, a Delaware limited liability company	100%

Martin Marietta Pacific District Cement LLC, a Delaware limited liability company	100%[31]

Martin Marietta San Diego Aggregates LLC, a California limited liability company	100%[32]

Martin Marietta Southern California Aggregates, LLC, a Delaware limited liability company	100%[33]

Martin Marietta South Texas Cement, LLC, a Delaware limited liability company	100%

Martin Marietta Texas Ready-Mix, LLC, a Texas limited liability company	100%[34]

Martin Marietta Southeast AGG Operations, LLC, a Delaware limited liability company	100%[35]

Martin Marietta Southeast Aggregates, Inc., a Delaware corporation	100%

Martin Marietta Southwest Ready-Mix, Inc., a Delaware corporation	100%

Martin Marietta Stockton, LLC, a Delaware limited liability company	100%[36]

Martin Marietta Transportation and Distribution, LLC, a North Carolina limited liability company	100%

Material Producers, Inc., an Oklahoma corporation	100%[37]

Maryland Materials, Inc., a North Carolina corporation	100%[38]

Meridian Aggregates Company, a Limited Partnership, a North Carolina limited partnership	100%[39]

Meridian Aggregates Company Northwest, LLC, a North Carolina limited liability company	100%

Meridian Aggregates Investments, LLC, a North Carolina limited liability company	100%[40]

Meridian Granite Company, a North Carolina corporation	100%[41]

Mid-State Construction & Materials, Inc., an Arkansas corporation	100%

Mission Valley Rock Co., LLC, a California limited liability company	100%[42]

MMM Mexico I, LLC, a North Carolina limited liability company	100%[43]

MMM Mexico, LLC, a North Carolina limited liability company	100%[44]

MMMW AGG, LLC, a North Carolina limited liability company	100%[45]

MMMW CMT, LLC, a North Carolina limited liability company	100%[46]

MTD Pipeline LLC, a Delaware limited liability company	50%[47]

Mystic Valley LLC, a Colorado limited liability company	100%[48]

Northeast Land and Material Company, Inc., a North Carolina corporation	100%[49]

Palmetto Sand Company Inc., a South Carolina corporation	100%[50]

Panadero Midco, LLC, a North Carolina limited liability company	100%[51]

PCAz Leasing, LLC, an Arizona limited liability company	100%[52]

Petrillo Brothers, Inc., a North Carolina corporation	100%[53]

Piedras y Arenas Baja, S. de R.L. de C.V., a Mexico limited liability company	100%[54]

Powderly Transportation, Inc., a North Carolina corporation	100%[55]

Premier Magnesia, LLC, a Delaware limited liability company	100%

R&S Sand & Gravel, LLC, a North Carolina limited liability company	100%[56]

Riverside Cement Company, a California general partnership	100%[57]

Rock & Rail LLC, a Colorado limited liability company	100%

Rocky Mountain Materials and Asphalt, Inc., a Colorado corporation	100%

Rocky Mountain Premix, Inc., a Colorado corporation	100%

Rocky Mountain Ready Mix Concrete, Inc., a Colorado corporation	100%[58]

Royal Gorge Express, LLC, a Colorado Limited Liability Company	50%[59]

St. Marys Sand Company, LLC, a North Carolina limited liability company	100%[60]

Suburban Acquisition Company, a Colorado corporation	100%

Theodore Holding, LLC, a Delaware limited liability company	60.7%[61]

Tiller Corporation, a North Carolina corporation	100%

TXI Aviation, Inc. dba TXI Retail, a Texas corporation	100%[62]

TXI California, LLC, a Delaware limited liability company	100%[63]

TXI Riverside, LLC, a Delaware limited liability company	100%[64]

Valley Stone LLC, a Virginia limited liability company	50%[65]

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1
1560947 B.C. LTD. is a wholly owned subsidiary of Martin Marietta Materials Canada Limited.
2
2M Lands, LLC is a wholly owned subsidiary of Martin Marietta Materials Real Estate Investments, Inc.
3
Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials Southwest, LLC, (99.5%) and certain individuals (0.5%).
4
Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, LLC, (99.5%) and certain individuals (0.5%).
5
Albert Frei & Sons, Inc. is a wholly owned subsidiary of AR & MJ Frei Limited Partnership.
6
American Materials Technologies, LLC is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.
7
Martin Marietta Materials, Inc. owns a 50% interest in American Stone Company.
8
AR & MJ Frei Limited Partnership is owned 98.11% by Rocky Mountain Ready Mix Concrete, Inc. (the Limited Partner). The remaining 1.89% is owned by Campbell’s C-Ment Contracting, Inc. (the General Partner).
9
Bahama Cement Company is a wholly owned subsidiary of Bahama Rock Limited.
10
Bluegrass – Blue Mount, LLC is a wholly owned subsidiary of Bluegrass Materials Company, LLC.
11
Bluegrass Materials Company, LLC is a wholly owned subsidiary of Panadero Midco, LLC.
12
Bluegrass-St. Marys, LLC is a wholly owned subsidiary of Bluegrass Materials Company, LLC.
13
Brookhollow Corporation is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.
14
Campbell’s C-Ment Contracting, Inc. is a wholly owned subsidiary of Suburban Acquisition Company.
15
Carolina Quarries, Inc. is a wholly owned subsidiary of Martin Marietta Materials Real Estate Investments, Inc.
16
Creole Corporation is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.
17
FRI Ready Mix of Tennessee, LLC is a wholly owned subsidiary of American Materials Technologies, LLC.
18
Granite Canyon Quarry is owned 51% by Meridian Granite Company and 49% by Martin Marietta Materials Real Estate Investments, Inc.
19
Kent Sand & Gravel Company, LLC is a wholly owned subsidiary of Bluegrass Materials Company, LLC.
20
Mardell Trucking Company, Inc. is owned 50% by Bluegrass Materials Company, LLC and 50% by Petrillo Brothers, Inc.
21
Martin Marietta ALTN Aggregates, Inc. is a wholly owned subsidiary of Martin Marietta ALTN Holdings, Inc.
22
Martin Marietta ALTN Holdings, Inc. is a wholly owned subsidiary of Marlin Acquisition Company 2, Inc.
23
Martin Marietta Arizona, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.
24
Martin Marietta California A&P, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.
25
Martin Marietta California Ready-Mix, LLC is a wholly owned subsidiary of Martin Marietta Southern California Cement, LLC.
26
Martin Marietta Fleet Management LLC, is a wholly owned subsidiary of Martin Marietta Texas Ready-Mix, LLC.
27
Martin Marietta Kansas City, LLC is owned 95% by Martin Marietta Materials, Inc. and 5% by Martin Marietta Materials of Missouri, Inc.
28
Martin Marietta Marine Finance, LLC is a wholly owned subsidiary of Martin Marietta Northern California Aggregates, LLC.

Martin Marietta Marine Operations, LLC is a wholly owned subsidiary of Martin Marietta Northern California Aggregates, LLC.

Martin Marietta Northern California Aggregates, LLC is a wholly owned subsidiary of Martin Marietta Southern California Aggregates, LLC.

Martin Marietta Pacific District Cement LLC is a wholly owned subsidiary of MMMW CMT, LLC.
32
Martin Marietta San Diego Aggregates LLC is a wholly owned subsidiary of Martin Marietta Southern California Aggregates, LLC.
33
Martin Marietta Southern California Aggregates, LLC is a wholly owned subsidiary of MMMW AGG, LLC.
34
Martin Marietta Texas Ready-Mix, LLC is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.
35
Martin Marietta Southeast AGG Operations, LLC is a wholly owned subsidiary of Martin Marietta Southeast Aggregates, Inc.
36
Martin Marietta Stockton, LLC is a wholly owned subsidiary of Martin Marietta Southern California Cement, LLC.
37
Material Producers, Inc. is a wholly owned subsidiary of Martin Marietta Materials Southwest, LLC.
38
Maryland Materials, Inc. is owned 50% by Bluegrass Materials Company, LLC and 50% by Petrillo Brothers, Inc.
39
Meridian Aggregates Company, a Limited Partnership, is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by Martin Marietta Materials, Inc.
40
Meridian Aggregates Investments, LLC is owned 99% by Martin Marietta Materials, Inc. and 1% by Martin Marietta Materials Real Estate Investments, Inc.
41
Meridian Granite Company is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.
42
Mission Valley Rock Co., LLC is a wholly owned subsidiary of Martin Marietta Northern California Aggregates, LLC.
43
MMM Mexico I, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.
44
MMM Mexico, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.
45
MMMW AGG, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.
46
MMMW CMT, LLC is a wholly owned subsidiary of Martin Marietta Materials West Division, LLC.
47
Martin Marietta Magnesia Specialties, LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in MTD Pipeline LLC.
48
Mystic Valley LLC is a wholly owned subsidiary of AR & MJ Frei Limited Partnership.
49
Northeast Land and Material Company, Inc. is a wholly owned subsidiary of Maryland Materials, Inc.
50
Palmetto Sand Company Inc. is a wholly owned subsidiary of Martin Marietta Southeast AGG Operations, LLC.
51
Panadero Midco, LLC is a wholly owned subsidiary of Martin Marietta Bluegrass, LLC.
52
PCAz Leasing, LLC is a wholly owned subsidiary of Martin Marietta Arizona, LLC.
53
Petrillo Brothers, Inc. is a wholly owned subsidiary of Bluegrass Materials Company, LLC.
54
Piedras y Arenas Baja, S. De R.L. de C.V. is owned 99.9999% by MMM Mexico, LLC and 0.0001% by MMM Mexico I, LLC.
55
Powderly Transportation, Inc. is a wholly owned subsidiary of Meridian Aggregates Company, a Limited Partnership.
56
Martin Marietta Materials, Inc. is the manager of and owns a 90% interest in R&S Sand & Gravel, LLC. The other 10% is owned by Harding Street Corporation, a wholly owned subsidiary of Martin Marietta Materials, Inc.
57
Riverside Cement Company is owned 49% by TXI California, LLC. and 51% by TXI Riverside LLC.
58
Rocky Mountain Ready Mix Concrete, Inc. is a wholly owned subsidiary of Campbell’s C-Ment Contracting, Inc.
59
Rock & Rail LLC, a wholly owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in Royal Gorge Express, LLC.
60
St. Marys Sand Company, LLC is a wholly owned subsidiary of Bluegrass-St. Marys, LLC.
61
Martin Marietta Materials, Inc. is the manager of and owns a 60.7% interest in Theodore Holdings, LLC.
62
TXI Aviation, Inc. is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.
63
TXI California, LLC is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.
64
TXI Riverside, LLC is a wholly owned subsidiary of Martin Marietta Southwest Ready-Mix, Inc.

Martin Marietta Materials, Inc. is the manager of and owns a 50% interest in Valley Stone LLC.